Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of PacWest Bancorp of our report dated March 15, 2017, relating to the consolidated financial statements of CU Bancorp, appearing in the Annual Report on Form 10-K of CU Bancorp for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Los Angeles, California

May 25, 2017